EXHIBIT 5.1


                                  June 23, 1998



French Fragrances, Inc.
14100 N.W. 60th Avenue
Miami Lakes, FL 33014

Gentlemen:

     We have acted as counsel to French Fragrances, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-4 to be filed on or about the date hereof (the "Registration Statement"). The Registration Statement relates to an exchange offer pursuant to which the Company is offering to exchange $1,000 in principal amount of its 10 3/8% Senior Notes due 2007, Series D (the "Exchange Notes"), which Exchange Notes are the subject of the Registration Statement, for each $1,000 in principal amount of its 10 3/8% Senior Notes due 2007, Series C (the "Initial Notes"). You have advised us that $40,000,000 aggregate principal amount of the Initial Notes are currently outstanding. The Initial Notes were, and the Exchange Notes will be, issued pursuant to an Indenture dated as of April 27, 1998 (the "Indenture") by and between the Company and Marine Midland Bank, as trustee (the "Trustee").

     In connection therewith, we have examined the Amended and Restated Articles of Incorporation, as amended, and the Bylaws of the Company; the minutes of the proceedings of the Company's Board of Directors with respect to the Registration Statement and the issuance of the Exchange Notes as contemplated in the Registration Statement; the Indenture and such other corporate documents and records, certificates of public officials and questions of law as we deemed necessary or appropriate for the purposes of this opinion.

     In our examination and for all purposes of this opinion, we have assumed
(a) the genuineness of all signatures, (b) the legal capacity of all natural persons, (c) the authenticity of all documents submitted to us as originals,
(d) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of originals of such latter documents, (e) the due authorization, execution and delivery of the Indenture by the Trustee, (f) that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to execute, deliver and perform the Indenture, (g) that the Indenture constitutes the legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, (h) that each certificate of a governmental authority relied upon for purposes of this opinion and all official public records (including their proper indexing and filing) are accurate and complete, (i) that routine procedural matters such as service of process or qualification to do business in the relevant jurisdictions will be satisfied by the parties seeking to enforce the Indenture or the Exchange Notes, and (j) the constitutionality and validity of all relevant laws, regulations and
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French Fragrances, Inc.
June 23, 1998
Page 2


agency actions unless a reported case has otherwise held or widespread concern has been expressed by commentators as reflected in materials which lawyers routinely consult.

     We have made such examinations of the Federal law of the United States, the law of the State of Florida, and the law of the State of New York as we have deemed relevant for purposes of this opinion, and have not made any independent review of the law of any other state or other jurisdiction. The opinions expressed herein are limited solely to the Federal law of the United States, the law of the State of Florida, and the law of the State of New York.

     Based upon and subject to the foregoing and the other qualifications, limitations and assumptions contained herein, we are of the opinion that the Exchange Notes have been validly authorized and when executed and authenticated pursuant to the Indenture and when issued and delivered as contemplated by the Registration Statement, the Exchange Notes will be the valid and binding obligations of the Company enforceable in accordance with their terms.

     The foregoing opinions are subject to the following qualifications:

     (A) Our opinion concerning the validity, binding effect and enforceability of the Exchange Notes means that (i) a contract has been formed under applicable law, (ii) a remedy will be available with respect to each agreement of the Company in the Indenture and the Exchange Notes, or such agreements will otherwise be given effect, and (iii) subject to the last sentence of this paragraph and the other qualifications set forth hereinafter, any remedy expressly provided for in the Indenture and the Exchange Notes will be given effect as stated. The validity, binding effect and enforceability of the Exchange Notes may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance (including the Uniform Fraudulent Transfers Act as adopted in Florida and New York) or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally, and (ii) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

     (B)  We express no opinion as to:

          (i) the validity, binding effect or enforceability of any purported waiver under the Indenture or the Exchange Notes, or any purported consent thereunder, relating to the rights of the Company or duties owing to the Company, existing as a matter of law except to the extent the Company may so waive or consent and has effectively so waived and consented (whether in the Indenture, the Exchange Notes or otherwise); or

          (ii) the validity, binding effect or enforceability of any provisions in the Indenture or the Exchange Notes (a) restricting access to legal or equitable redress, (b) purporting to waive or affect any rights to notice or the obligations of good faith, fair dealing, diligence and reasonableness, (c) allowing any party to declare
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French Fragrances, Inc.
June 23, 1998
Page 3


     indebtedness to be due and payable without notice, (d) providing that the Trustee's or any other party's failure to exercise any right, remedy or option under the Indenture or the Exchange Notes shall not operate as a waiver or that a selection of a remedy will not limit the availability of another remedy, (e) which, under Florida or New York law, could be deemed to be unconscionable, to be evidence of bad faith or to be violative of public policy, (f) providing that forum selection clauses are binding on the court or courts in the forum selected, (g) releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own actions or inactions, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (h) limiting judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs, or (i) which deny a party who has materially failed to render or offer performance required by the Indenture or the Exchange Notes the opportunity to cure that failure unless permitting a cure would unreasonably hinder the nondefaulting party from making substitute arrangements for performance or it was important in the circumstances to the nondefaulting party that performance occur by the date stated in the Indenture or the Exchange Notes.

     This opinion is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. We have assumed no obligation to update or supplement our opinions to reflect any facts or circumstances which may come to our attention or any changes in law which may occur.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us contained therein under the caption "Legal Matters."

                                  Very truly yours,

                                  /s/ STEEL HECTOR & DAVIS LLP

                                  STEEL HECTOR & DAVIS LLP


TRM/TRW/MFE

MIA9801/33746-2